As filed with the Securities and Exchange Commission on May 14, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ACTEL CORPORATION
(Exact name of Registrant as specified in its charter)

California	77-0097724
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
2061 Stierlin Court
Mountain View, California 94043-4655
(Address of principal executive offices, including zip code)
1986 EQUITY INCENTIVE PLAN
(as amended and restated effective January 31, 2008)
(Full title of the plan)

John C. East
President and Chief Executive Officer
Actel Corporation
2061 Stierlin Court
Mountain View, California 94043-4655
(650) 318-4200
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Henry P. Massey, Esq.
Patrick Bombach, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☑	Non-accelerated Filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price	Offering	Registration
to be Registered	Registered(1)	Per Share	Price (2)	Fee
1986 Equity Incentive Plan, Common Stock, $.001 par value	895,816	$16.42	$14,709,299	$578.08

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 1986 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on May 8, 2008.

EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
EXHIBIT 4.1
EXHIBIT 5.1
EXHIbit 23.1

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 895,816 shares of Common Stock of Actel Corporation (the “Company” or the “Registrant”) to be issued pursuant to the Registrant’s 1986 Equity Incentive Plan, as amended and restated (the “1986 Plan”) and consists of only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3 Incorporation of Documents by Reference.
     The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)	The Company’s Annual Report on Form 10-K for its fiscal year ending January 6, 2008, filed with the Commission on March 19, 2008 (Commission File No. 000-21970);

(b)	The Company’s Current Report on Form 8-K, filed with the Commission on April 9, 2008 (Commission File No. 000-21970);

(c)	The Company’s Current Report on Form 8-K, filed with the Commission on April 29, 2008 (Commission File No. 000-21970)

(d)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on May 2, 2008 (Commission File No. 000-21970);

(e)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A as filed with the Commission on October 24, 2003, and any amendments or reports filed with the Commission for the purpose of updating such description.

(f)	The Company’s Registration Statements on Form S-8, filed with the Commission on May 3, 2005 (File No. 333-124588), January 26, 2004 (File No. 333-112215), February 1, 2002 (File No. 333-81926), August 8, 2000 (File No. 333-43274), May 3, 2000 (File No. 333-36222) and February 2, 1999 (File No. 333-71627).
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Documents

4.1	1986 Incentive Stock Option Plan, as amended and restated effective January 31, 2008

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included in this Registration Statement under “Signatures”)
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Actel Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 14th day of May, 2008.

ACTEL CORPORATION

By:	/s/ Jon A. Anderson
Jon A. Anderson
Vice President of Finance and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, John C. East, Jon A. Anderson and David L. Van De Hey his/her attorneys-in-fact, each with the power of substitution, for him/her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John C. East (John C. East)	President and Chief Executive Officer (Principal Executive Officer) and Director	May 14, 2008
/s/ Jon A. Anderson (Jon A. Anderson)	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2008
/s/ James R. Fiebiger (James R. Fiebiger)	Director	May 14, 2008
/s/ Jacob S. Jacobsson (Jacob S. Jacobsson)	Director	May 14, 2008
/s/ J. Daniel McCranie (J. Daniel McCranie)	Director	May 14, 2008
/s/ John F. McGrath, Jr. (John F. McGrath, Jr.)	Director	May 14, 2008
/s/ Robert G. Spencer (Robert G. Spencer)	Director	May 14, 2008

INDEX TO EXHIBITS

Exhibit Number	Documents

4.1	1986 Incentive Stock Option Plan, as amended and restated effective January 31, 2008

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, a Professional Corporation

23.1	Consent of independent registered public accounting firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included in this Registration Statement under “Signatures”)